Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Brands, Inc.

(413) 747-6284

lsharp@aob.com

Smith & Wesson Brands, Inc. Reports

Fourth Quarter and Full Year Fiscal 2020 Financial Results

SPRINGFIELD, Mass., June 18, 2020 – Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the fourth quarter and full year fiscal 2020, ended April 30, 2020.

Fourth Quarter Fiscal 2020 Financial Highlights

•

Quarterly net sales were $233.6 million compared with $175.7 million for the fourth quarter last year, an increase of 32.9%. It should be noted that a change required by the Tax and Trade Bureau related to the timing of federal excise tax assessment within the company’s Firearms segment favorably impacted net sales in the quarter by $16.7 million. That change had no impact on gross margin dollars or operating expenses.

•

Gross margin for the quarter was 34.8% compared with 36.1% for the comparable quarter last year. Excluding the change related to the timing of federal excise tax within the company’s Firearms segment, gross margin for the quarter would have been 37.5%, or an increase of 140 basis points over the comparable quarter last year.

•

Quarterly GAAP net loss was $(66.1) million, or $(1.20) per diluted share, compared with GAAP net income of $9.8 million, or $0.18 per diluted share, for the comparable quarter last year. During the quarter, the company’s Outdoor Products & Accessories segment was negatively impacted by several factors related to the COVID-19 pandemic, constituting a triggering event under Accounting Standards Codification No. 350, Intangible-Goodwill and Other (ASC 350), requiring the company to take a $98.7 million, non-cash impairment charge in its Outdoor Products & Accessories segment. Results for the recent quarter include the non-cash impairment charge, which had a $(1.79) impact on basic and diluted earnings per share.

•

Quarterly non-GAAP net income was $31.9 million, or $0.57 per diluted share, compared with $14.2 million, or $0.26 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments for net income exclude a non-cash impairment of goodwill in the Outdoor Products & Accessories segment as well as costs related to the planned spin-off of that segment, COVID-19 related expenses, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Quarterly non-GAAP Adjusted EBITDAS was $56.4 million, or 24.1% of net sales, compared with $31.9 million, or 18.1% of net sales, for the comparable quarter last year. Excluding the change related to the timing of federal excise tax, non-GAAP Adjusted EBITDAS for the quarter would have been 26.0%.

Full Year Fiscal 2020 Financial Highlights

•

Full year net sales were $678.4 million compared with $638.2 million last year, an increase of 6.3% from the prior year. The change related to the timing of federal excise tax favorably impacted net sales in the year by $37.5 million. That change had no impact on gross margin dollars or operating expenses.

•

Gross margin for the year was 34.6% compared with 35.4% last year. Excluding the change related to the timing of federal excise tax, gross margin for the year would have been 36.7%, or an increase of 120 basis points over last year.

•

Full year GAAP net loss was $(61.2) million, or $(1.11) per diluted share, compared with GAAP net income of $18.4 milliion, or $0.33 per diluted share, for last year. The $98.7 million non-cash impairment charge taken in the fourth fiscal quarter negatively impacted basic and diluted earnings per share by $1.79.

•

Full year non-GAAP net income was $45.5 million, or $0.82 per diluted share, compared with $45.9 million, or $0.83 per diluted share, for last year. GAAP to non-GAAP adjustments to net income exclude a non-cash impairment of goodwill in the Outdoor Products & Accessories segment as well as costs related to the planned spin-off of that segment, COVID-19 related expenses, and other costs. For a detailed reconciliation, see the schedules that follow in this release.

•

Full year non-GAAP Adjusted EBITDAS was $116.3 million, or 17.1% of net sales, compared with $111.3 million, or 17.4% of net sales, for last year. Excluding the change related to the timing of federal excise tax, non-GAAP Adjusted EBITDAS for the year would have been 18.1%.

Firearms Segment

Mark Smith, co-President and co-Chief Executive Officer, commented, “Strong consumer demand for firearms, as reflected by adjusted National Instant Criminal Background Check System (“NICS”) results, combined with a consumer preference for our innovative products, helped us deliver growth and market share gains in our firearms business in fiscal 2020. Our results were favorably impacted by changes in the timing of our excise tax assessment, as well as strong consumer acceptance of our M&P9 Shield EZ pistol, an expansion of our award-winning line of self-defense pistols in fiscal 2020. During our fourth quarter, we were able to keep our factories and distribution center operating, while our operational management teams implemented a broad range of safety procedures and cleaning protocols, which remain in place today, to significantly reduce risk of COVID-19 transmission and keep our employees safe. In addition, our internal inventory levels allowed us to address the sudden increase in customer demand for our firearms in the quarter, while we simultaneously engaged our component outsourcing partners and reactivated our flexible manufacturing model in preparation for ongoing strength in the consumer market for firearms.”

Outdoor Products & Accessories Segment

Brian Murphy, co-President and co-Chief Executive Officer, commented, “While fiscal 2020 presented challenges that included the impact of increased tariffs and disruptions caused by a global pandemic, we saw consistent point-of-sale growth for our hunting, shooting, and cutlery products with brick-and-mortar customers, as well as strong growth from our newly implemented e-commerce platform. In addition, we achieved a number of key objectives in our Outdoor Products & Accessories segment and made significant progress on our preparations to spin-off the business as a standalone, publicly traded company in August. During the year, we launched over 300 new products and extensions, some of which represent our entry into completely new product categories, such as meat processing. We believe our strong brand portfolio and new e-commerce platform were instrumental in allowing us to deliver fourth quarter revenue growth of 2.4%, as consumers responded to retail store closures by seeking out our popular brands and products online.“

Spin-Off Update and Financial Highlights

Jeffrey D. Buchanan, Chief Financial Officer, commented, “During the quarter, we changed our company name from American Outdoor Brands Corporation to Smith & Wesson Brands, Inc. and our ticker symbol from AOBC to SWBI in preparation for the spin-off of our outdoor products and accessories business as a tax-free stock distribution to stockholders. On track for completion in August, and subject to final approval by our Board of Directors and customary regulatory approvals, the spin-off will create two independent, publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business).”

“During the fourth quarter, we had operating cash flow of $120.0 million, thus reducing our net debt by that amount. As a result, at the end of our fiscal year, our balance sheet remained very strong with approximately $125.0 million of cash and $160.0 million outstanding on our revolving line of credit, resulting in net debt of only $34.0 million. Since the end of the quarter, we have used our strong cash position to pay down an additional $65.0 million on our revolving line of credit.”

Conference Call and Webcast

The company will host a conference call and webcast today, June 18, 2020, to discuss its fourth quarter and full year fiscal 2020 financial and operational results. Speakers on the conference call will include Brian Murphy, Co-President and Co-Chief Executive Officer, Mark Smith, Co-President and Co-Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference identification number 4395365. No RSVP is necessary. The conference call audio webcast can also be accessed live on the company’s website at www.aob.com, under the Investor Relations section.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, the company considers and uses these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. The company believes it is useful for itself and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) fair value inventory step-up expense, (iv) recall related expenses, (v) change in contingent consideration, (vi) goodwill impairment, (vii) CEO separation, (viii) acquisition related costs, (ix) the tax effect of non-GAAP adjustments, (x) COVID-19 expenses, (xi) net cash used in investing activities, (xii) receipts from note receivable, (xiii) interest expense, (xiv) income tax expense, (xv) depreciation and amortization, and (xvi) stock-based compensation expenses; and (2) the non-GAAP measures that exclude such information. The company presents these non-GAAP measures because it considers them an important supplemental measure of its performance. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP measures. The principal limitations of these measures are that they do not reflect the company’s actual expenses and may thus have the effect of inflating its financial measures on a GAAP basis.

About Smith & Wesson Brands, Inc.

Smith & Wesson Brands, Inc. (NASDAQ Global Select: SWBI) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The Company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun, long gun, and suppressor products sold under the iconic Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands, as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories is an industry leading provider of shooting, reloading, gunsmithing and gun cleaning supplies, specialty tools and cutlery, and electro-optics products and technology for firearms. This segment produces innovative, top quality products under the brands Caldwell®; Crimson Trace®; Wheeler®; Tipton®; Frankford Arsenal®; Lockdown®; BOG®; Hooyman®; Smith & Wesson® Accessories; M&P® Accessories; Thompson/Center Arms™ Accessories; Performance Center® Accessories; Schrade®; Old Timer®; Uncle Henry®; Imperial®; BUBBA®; UST®; and LaserLyte®. For more information call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our proposed spin-off of our outdoor products and accessories business as a tax-free stock distribution to stockholder, which will create two independent, publicly traded companies: Smith & Wesson Brands, Inc. (the firearm business) and American Outdoor Brands, Inc. (the outdoor products and accessories business); and our expectation that the spin-off is on track for completion in August. We caution that these statements are qualified by important risks, uncertainties, and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, economic, social, political, legislative, and regulatory factors; the potential for increased regulation of firearms and firearm-related products; actions of social activists that could have an adverse effect on our business; the impact of lawsuits; the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability, and costs of raw materials and components; the impact of protectionist tariffs and trade wars; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; the completion of our proposed spin-off and the operations and performance of the two separate companies thereafter; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 630,000 square foot Logistics & Customer Services facility in Missouri; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2020.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of:
	April 30, 2020	April 30, 2019
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$125,398	$41,015
Accounts receivable, net of allowance for doubtful accounts of $1,438 on April 30, 2020 and $1,899 on April 30, 2019	93,433	84,907
Inventories	164,191	163,770
Prepaid expenses and other current assets	8,838	6,528
Deferred income taxes	2,396	—
Income tax receivable	1,595	2,464

Total current assets	395,851	298,684

Property, plant, and equipment, net	157,417	183,268
Intangibles, net	73,754	91,840
Goodwill	83,605	182,269
Other assets	18,334	10,728

	$728,961	$766,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,196	$35,584
Accrued expenses and deferred revenue	64,602	39,322
Accrued payroll and incentives	14,623	21,473
Accrued income taxes	5,503	175
Accrued profit sharing	2,414	2,830
Accrued warranty	3,633	5,599
Current portion of notes and loans payable	—	6,300

Total current liabilities	129,971	111,283
Deferred income taxes	—	9,776
Notes and loans payable, net of current portion	159,171	149,434
Finance lease payable, net of current portion	39,873	45,400
Other non-current liabilities	12,828	6,452

Total liabilities	341,843	322,345

Commitments and contingencies (Note 18)
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 73,526,790 issued and 55,359,928 shares outstanding on April 30, 2020 and 72,863,624 shares issued and 54,696,762 shares outstanding on April 30, 2019	74	73
Additional paid-in capital	267,630	263,180
Retained earnings	341,716	402,946
Accumulated other comprehensive income	73	620
Treasury stock, at cost (18,166,862 shares on April 30, 2020 and April 30, 2019)	(222,375)	(222,375)

Total stockholders’ equity	387,118	444,444

	$728,961	$766,789

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME/(LOSS)

	For the Three Months Ended		For the Years Ended
	April, 2020	April, 2019	April 30, 2020	April 30, 2019
	(In thousands, except per share data)
	(Unaudited)
Net sales	$233,638	$175,734	$678,390	$638,277
Cost of sales	152,294	112,369	443,685	412,046

Gross profit	81,344	63,365	234,705	226,231

Operating expenses:
Research and development	2,952	3,508	12,362	12,866
Selling, marketing, and distribution	19,096	14,985	74,515	57,263
General and administrative	26,383	29,583	97,985	107,650
Goodwill Impairment	98,662	—	98,662	10,396

Total operating expenses	147,093	48,076	283,524	188,175

Operating (loss)/income	(65,749)	15,289	(48,819)	38,056

Other income/(expense), net:
Other income/(expense), net	10	(6)	83	33
Interest expense, net	(2,663)	(2,529)	(11,213)	(9,351)

Total other (expense)/income, net	(2,653)	(2,535)	(11,130)	(9,318)

(Loss)/Income from operations before income taxes	(68,402)	12,754	(59,949)	28,738
Income tax expense/(benefit)	(2,258)	2,929	1,281	10,328

Net (loss)/income	$(66,144)	$9,825	$(61,230)	$18,410
Net (loss)/income per share:
Basic	$(1.20)	$0.18	$(1.11)	$0.34

Diluted	$(1.20)	$0.18	$(1.11)	$0.33

Weighted average number of common shares outstanding:
Basic	55,177	54,604	54,983	54,483
Diluted	55,177	55,286	54,983	55,216

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	April 30, 2020	April 30, 2019
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(61,230)	$18,410
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	54,058	53,859
Loss/(gain) on sale/disposition of assets	991	(454)
Provision for losses on notes and accounts receivable	104	1,060
Impairment of long-lived tangible assets	976	—
Goodwill impairment	98,662	10,396
Deferred income taxes	(12,009)	(2,795)
Change in fair value of contingent consideration	100	(60)
Stock-based compensation expense	2,921	7,992
Changes in operating assets and liabilities:
Accounts receivable	(8,630)	(28,997)
Inventories	(421)	(10,533)
Prepaid expenses and other current assets	(2,310)	359
Income taxes	6,197	1,780
Accounts payable	3,681	3,392
Accrued payroll and incentives	(6,850)	10,959
Accrued profit sharing	(416)	1,547
Accrued expenses and deferred revenue	21,908	(7,193)
Accrued warranty	(1,966)	(1,224)
Other assets	2,719	(671)
Other non-current liabilities	(3,524)	(377)

Net cash provided by operating activities	94,961	57,450

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(1,772)
Receipts from note receivable	786	74
Payments to acquire patents and software	(812)	(516)
Proceeds from sale of property and equipment	—	1,336
Payments to acquire property and equipment	(13,932)	(33,949)

Net cash used in investing activities	(13,958)	(34,827)

Cash flows from financing activities:
Proceeds from loans and notes payable	228,225	50,000
Cash paid for debt issuance costs	(875)	—
Payments on finance lease obligation	(900)	(741)
Payments on notes and loans payable	(224,600)	(81,300)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	2,127	2,222
Payment of employee withholding tax related to restricted stock units	(597)	(649)

Net cash provided by/(used in) financing activities	3,380	(30,468)

Net increase/(decrease) in cash and cash equivalents	84,383	(7,845)
Cash and cash equivalents, beginning of period	41,015	48,860

Cash and cash equivalents, end of period	$125,398	$41,015

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$11,103	$9,473
Income taxes	$6,935	$10,567

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended				For the Year Ended
	April 30, 2020		April 30, 2019		April 30, 2020		April 30, 2019
	$	% of Sales	$	% of Sales	$	% of Sales	$	% of Sales
GAAP gross profit	$81,344	34.8%	$63,365	36.1%	$234,705	34.6%	$226,231	35.4%
Diode recall	—	—	—	—	(769)	-0.1%	—	—
Fair value inventory step-up	—	—	92	0.1%	—	—	454	0.1%
COVID-19	1,983	0.8%	—	—	1,983	0.3%	—	—
Transition costs	—	—	—	—	872	0.1%	—	—

Non-GAAP gross profit	$83,327	35.7%	$63,457	36.1%	$236,791	34.9%	$226,685	35.5%

GAAP operating expenses	$147,093	63.0%	$48,076	27.4%	$283,524	41.8%	$188,175	29.5%
Amortization of acquired intangible assets	(4,747)	-2.0%	(5,468)	-3.1%	(18,989)	-2.8%	(21,808)	-3.4%
Goodwill impairment	(98,662)	-42.2%	—	—	(98,662)	-14.5%	(10,396)	-1.6%
Transition costs	(5,544)	-2.4%	(434)	-0.2%	(7,433)	-1.1%	(1,185)	-0.2%
CEO separation	(2,252)	-1.0%	—	—	2,002	0.3%	—	—
COVID-19	(491)	-0.2%	—	—	(491)	-0.1%	—	—
Acquisition-related costs	—	—	(22)	0.0%	—	—	(28)	0.0%

Non-GAAP operating expenses	$35,397	15.2%	$42,152	24.0%	$159,951	23.6%	$154,758	24.2%

GAAP operating (loss)/income	$(65,749)	-28.1%	$15,289	8.7%	$(48,819)	-7.2%	$38,056	6.0%
Fair value inventory step-up	—	—	92	0.1%	—	—	454	0.1%
Diode recall	—	—	—	—	(769)	-0.1%	—	—
Amortization of acquired intangible assets	4,747	2.0%	5,468	3.1%	18,989	2.8%	21,808	3.4%
Goodwill impairment	98,662	42.2%	—	—	98,662	14.5%	10,396	1.6%
Transition costs	5,544	2.4%	434	0.2%	8,305	1.2%	1,185	0.2%
CEO separation	2,252	1.0%	—	—	(2,002)	-0.3%	—	—
COVID-19	2,474	1.1%	—	—	2,474	0.4%	—	—
Acquisition-related costs	—	—	22	0.0%	—	—	28	0.0%

Non-GAAP operating income	$47,930	20.5%	$21,305	12.1%	$76,840	11.3%	$71,927	11.3%

GAAP net (loss)/income	$(66,144)	-28.3%	$9,825	5.6%	$(61,230)	-9.0%	$18,410	2.9%
Fair value inventory step-up	—	—	92	0.1%	—	—	454	0.1%
Amortization of acquired intangible assets	4,747	2.0%	5,468	3.1%	18,989	2.8%	21,808	3.4%
Goodwill impairment	98,662	42.2%	—	—	98,662	14.5%	10,396	1.6%
Diode recall	—	—	—	—	(769)	-0.1%	—	—
Transition costs	5,544	2.4%	434	0.2%	8,305	1.2%	1,185	0.2%
CEO separation	2,252	1.0%	—	—	(2,002)	-0.3%	—	—
COVID-19	2,474	1.1%	—	—	2,474	0.4%	—	—
Acquisition-related costs	—	—	22	0.0%	—	—	28	0.0%
Change in contingent consideration	—	—	—	—	(100)	0.0%	(60)	0.0%
Tax effect of non-GAAP adjustments	(15,586)	-6.7%	(1,624)	-0.9%	(18,794)	-2.8%	(6,322)	-1.0%

Non-GAAP net income	$31,949	13.7%	$14,217	8.1%	$45,535	6.7%	$45,899	7.2%

GAAP net income/(loss) per share - diluted	$(1.20)		$0.18		$(1.11)		$0.33
Fair value inventory step-up	—		—		—		0.01
Amortization of acquired intangible assets	0.09		0.10		0.35		0.39
Goodwill impairment	1.79		—		1.79		0.19
Diode recall	—		—		(0.01)		—
Transition costs	0.10		0.01		0.15		0.02
CEO separation	0.04		—		(0.04)		—
COVID-19	0.04		—		0.04		—
Acquisition-related costs	—		—		—		—
Change in contingent consideration	—		—		—		—
Effect of anti-dilutive shares	(0.01)		—		(0.01)		—
Tax effect of non-GAAP adjustments	(0.28)		(0.03)		(0.34)		(0.11)

Non-GAAP net income per share - diluted (a)	$0.57		$0.26		$0.82		$0.83

(a)	Non-GAAP net income per share does not foot due to rounding.

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
Net cash provided by operating activities	$120,002	$36,706	$94,961	$57,450
Net cash used in investing activities	(1,656)	(7,915)	(13,958)	(34,827)
Acquisition of businesses, net of cash acquired	—	(19)	—	1,772
Receipts from note receivable	(786)	(74)	(786)	(74)

Free cash flow	$117,560	$28,698	$80,217	$24,321

SMITH & WESSON BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP ADJUSTED EBITDAS

(in thousands)

(Unaudited)

	For the Three Months Ended		For the Years Ended
	April 30, 2020	April 30, 2019	April 30, 2020	April 30, 2019
GAAP net (loss)/income	$(66,144)	$9,825	$(61,230)	$18,410
Interest expense	2,705	2,747	11,604	9,790
Income tax expense	(2,258)	2,929	1,281	10,328
Depreciation and amortization	12,832	13,908	53,371	52,770
Stock-based compensation expense	1,571	1,922	2,921	7,992
Goodwill impairment	98,662	—	98,662	10,396
Fair value inventory step-up	—	92	—	454
Acquisition-related costs	—	22	—	28
COVID-19	2,474	—	2,474	—
Transition costs	5,544	434	7,433	1,185
CEO separation	1,037	—	627	—
Diode recall	—	—	(769)	—
Change in contingent consideration	—	—	(100)	(60)

Non-GAAP Adjusted EBITDAS	$56,423	$31,879	$116,274	$111,293